UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2014

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Senior Notes Documents

On September 5, 2014, T-Mobile USA, Inc. (“T-Mobile USA”), a direct, wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), issued $1,300,000,000 principal amount of its 6.000% Senior Notes due 2023 (the “2023 Notes”) and $1,700,000,000 principal amount of its 6.375% Senior Notes due 2025 (the “2025 Notes”, and collectively with the 2023 Notes, the “Notes”) pursuant to an Indenture (the “Base Indenture”), dated as of April 28, 2013, among T-Mobile USA, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented with respect to the 2023 Notes by the Seventeenth Supplemental Indenture, dated as of September 5, 2014 (the “Seventeenth Supplemental Indenture”) and as amended and supplemented with respect to the 2025 Notes by the Eighteenth Supplemental Indenture, dated as of September 5, 2014 (the “Eighteenth Supplemental Indenture”), each among T-Mobile USA, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the Base Indenture, as amended and supplemented with respect to the 2023 Notes by the Seventeenth Supplemental Indenture, and as amended and supplemented with respect to the 2025 Notes by the Eighteenth Supplemental Indenture, the “Indenture”). The 2023 Notes will bear interest at a rate of 6.000% per year and mature on March 1, 2023. The 2025 Notes will bear interest at a rate of 6.375% per year and mature on March 1, 2025. The Issuer will pay interest on each series of notes semiannually in arrears on each March 1 and September 1, commencing March 1, 2015. The Notes will initially be guaranteed on a senior unsecured basis by the Company and all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (excluding certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries), all of T-Mobile USA’s restricted subsidiaries that guarantee certain of its indebtedness, and any future subsidiary of the Company that directly or indirectly owns all of T-Mobile USA’s equity interests (the “Guarantors”). The Notes and the guarantees will be T-Mobile USA’s and the Guarantors’ senior unsecured obligations and will rank equally in right of payment with all of T-Mobile USA’s and the Guarantors’ existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes and the guarantees, and will rank senior in right of payment to any future indebtedness of T-Mobile USA or any Guarantor that provides by its terms that it is subordinated in right of payment to the Notes and the guarantees. The Notes and the guarantees will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the Notes.

If T-Mobile USA experiences specific kinds of changes of control as set forth in the Indenture and any such change of control is accompanied or followed by rating downgrades during a specified period of time after the change of control, each holder of the Notes may require T-Mobile USA to repurchase all or a portion of the Notes so held at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The Indenture contains covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. These limitations are subject to a number of important qualifications and exceptions.

The Indenture contains customary Events of Default (as defined in the Indenture), including:

•	default for 30 days in the payment when due of interest (including Additional Interest (as defined in the Indenture)) on the applicable series of Notes;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the applicable series of Notes;

•	failure by T-Mobile USA to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of T-Mobile USA and certain of its restricted subsidiaries in the aggregate principal amount of $100.0 million or more;

•	specified events involving bankruptcy, insolvency or reorganization of T-Mobile USA or certain of its restricted subsidiaries; and

•	failure by T-Mobile USA or certain of its restricted subsidiaries to pay certain final judgments aggregating in excess of $100.0 million within 60 consecutive days of such final judgment.

Upon an Event of Default, the trustee or the holders of at least 25% in aggregate principal amount of the applicable series of Notes then outstanding may declare all the Notes of that series to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

This description of the Seventeenth Supplemental Indenture and Eighteenth Supplemental Indenture is a summary only and is qualified in its entirety by the full and complete terms of each of the Seventeenth Supplemental Indenture and Eighteenth Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Credit Agreement Amendment

On September 3, 2014, T-Mobile USA entered into Amendment No. 2 to its Credit Agreement, dated as of May 1, 2013, with Deutsche Telekom AG and the other lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Credit Agreement includes a financial covenant requiring that T-Mobile USA’s Debt to Cash Flow Ratio shall not exceed a maximum level, which applies as a condition to borrowing (tested at the time of the borrowing giving pro forma effect to borrowing) and at any time borrowings are outstanding (tested on a quarterly basis).

The Credit Agreement also includes a covenant restricting the ability of T-Mobile USA and its restricted subsidiaries to incur indebtedness, which includes certain exceptions, including an exception that permits T-Mobile USA and its restricted subsidiaries to incur indebtedness if, at the time of such incurrence, T-Mobile USA’s Debt to Cash Flow Ratio, determined giving pro forma effect to such incurrence, is no greater than the same maximum level.

The amendment sets the maximum Debt to Cash Flow Ratio applicable to the financial covenant and the indebtedness covenant permissive exception referred to in the paragraph above at 5.00 to 1.00 (for fiscal periods ending on or prior to December 31, 2014), 4.50 to 1.00 (for fiscal periods ending after December 31, 2014 and on or prior to June 30, 2015) and 4.00 to 1.00 (for fiscal periods ending after June 30, 2015).

The foregoing description is not complete and is qualified in its entirety by reference to the full and complete terms of the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 5, 2014, T-Mobile USA issued a notice of redemption with respect to the outstanding $1,000,000,000 principal amount of its 7.875% senior notes due 2018 pursuant to the governing indenture. The redemption price will be 103.938% of the principal amount, plus accrued and unpaid interest to the redemption date. The redemption is expected to be completed on October 6, 2014.

Item 8.01. Other Events.

On September 3, 2014, T-Mobile USA entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named in the Underwriting Agreement (the “Underwriters”), for which Deutsche Bank Securities Inc. is acting as representative, and the Guarantors, relating to an underwritten public offering of 2023 Notes in an aggregate principal amount of $1,300,000,000 and 2025 Notes in an aggregate principal amount of $1,700,000,000. The Notes were offered to the public at a price equal to 100.0% of the principal amount thereof, and the Underwriters agreed to purchase the Notes from T-Mobile USA pursuant to the Underwriting Agreement at an aggregate price of $2,996,250,000.

The closing of the offering and delivery of the Notes took place on September 5, 2014. The Notes were issued pursuant to an automatic shelf registration statement on Form S-3 (the “Registration Statement”) that the Company and T-Mobile USA filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2013 (File No. 333-192178). A prospectus supplement relating to the offering has been filed with the SEC.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such Underwriting Agreement.

The legal opinion and consent of Gibson, Dunn & Crutcher LLP relating to the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated September 3, 2014, among T-Mobile USA, Inc., the guarantors party thereto and the several Underwriters named in Schedule 1 thereto for which Deutsche Bank Securities Inc. is acting as representative.

4.1	Seventeenth Supplemental Indenture, dated as of September 5, 2014, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 6.000% Senior Note due 2023.

4.2	Eighteenth Supplemental Indenture, dated as of September 5, 2014, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 6.375% Senior Note due 2025.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Amendment No. 2, dated as of September 3, 2014, to the Credit Agreement, dated as of May 1, 2013, among T-Mobile USA, Inc., Deutsche Telekom and the other lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: September 5, 2014	By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and Chief Financial Officer